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                                                                    EXHIBIT 3.2


                          ARTICLES OF INCORPORATION
                                     OF
                                  RXT, INC.

     The undersigned adopts the following Articles of Incorporation under the provisions of Chapter 78 of the Nevada Revised Statutes.

                                   ARTICLE I
                                     NAME

     The name of the Corporation is RXT, INC.

                                   ARTICLE II
                         PRINCIPAL OFFICE AND RESIDENT AGENT

     The name and address of the resident agent is Michael E. Kearney, Suite 620, 300 South Fourth St., Las Vegas, Nevada.

                                  ARTICLE III
                              NATURE OF BUSINESS

     The Corporation may engage in any lawful activity.

                                   ARTICLE IV
                                    CAPITAL

     A. NUMBER AND PAR VALUE.

        The corporation is authorized to issue Two Thousand Five Hundred (2,500) shares of capital stock which shall be common stock with a par value of one dollar ($1.00) per share.

     B. ASSESSMENT OF SHARES. The capital stock of the Corporation, after the amount of the par value has been paid, is not subject to assessment to pay the debts of the Corporation and no stock issued as fully paid up may ever be assessed, and the Articles of Incorporation cannot be amended in this respect.

     C. CUMULATIVE VOTING. Cumulative voting by any shareholder is denied.

                                   ARTICLE V
                                GOVERNING BOARD

     A. NAME. The members of the governing board of the corporation are designated as Directors. The initial number of directors shall be one (1) in number.

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                     NAME                        ADDRESS
               William Lucero             5051 Duke Ellington, 296
                                          Las Vegas, Nevada 89119

     Initial Board of Directors will serve as Directors until the first annual meeting of the shareholders, or until their successors are elected and qualified.

     B. INCREASE OR DECREASE OF DIRECTORS. The number of Directors of the Corporation shall be not less than one nor more than five and may be increased or decreased from time to time as is provided in the By-Laws of the Corporation.

                                   ARTICLE VI
                       DIRECTORS' AND OFFICERS' LIABILITY

     No Director or, to the extent specified from time to time by the Board of Directors, officer of the Corporation will be liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, excepting only (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (b) the payment of dividends in violation of NRS 78.300. No amendment or repeal of this Article VI applies to or has any effect on the liability or alleged liability of any Director or officer of this Corporation for or with respect to any acts or omissions of the Director or officer occurring prior to the amendment or repeal, except as otherwise required by law.

                                   ARTICLE VII
                                   INCORPORATOR

     The name and post office address of the incorporator signing these Articles of Incorporation is as follows:

                     NAME                        ADDRESS
            Michael E. Kearney            300 South Fourth St., #620
                                          Las Vegas, Nevada 89101

                                  ARTICLE VIII
                              PERIOD OF EXISTENCE

     The Corporation has perpetual existence.

     DATED:  This 22nd day of December 1993.


                                         /s/ Michael E. Kearney
                                         -----------------------------------
                                         MICHAEL E. KEARNEY


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STATE OF NEVADA    )
                   )ss.
COUNTY OF CLARK    )

     On the 22nd day of December, 1993, personally appeared before me, a Notary Public (or judge or other authorized person, as the case may be), MICHAEL E. KEARNEY, personally known (or proved) to me to be the person whose name is subscribed to the above instrument, and who acknowledged that he executed the instrument.


                                         /s/ Karen J. Wolf
                                         -----------------------------------
                                         KAREN J. WOLF


                                         NOTARY PUBLIC
                                         STATE OF NEVADA
SEAL                                     COUNTY OF CLARK
                                         KAREN J. WOLF
                                         My Appointment Expires Jan. 31, 1996